Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AND

LIQUIDATION AGREEMENT

This agreement to amend the Amended and Restated Administration and Liquidation Agreement (defined below) (this “Agreement”) is entered into December 10, 2004, and effective as of December 8, 2004, by and between Calypso Management LLC, a Delaware limited liability company (“Calypso Management”), and Harbor Global Company Ltd., a Bermuda limited duration company (“Harbor Global”).

WHEREAS, the parties hereto desire to amend Section 3 of the Amended and Restated Administration and Liquidation Agreement, effective as of July 10, 2003, by and between Calypso Management and Harbor Global (the “Amended and Restated Administration and Liquidation Agreement”), in the manner set forth herein; and

WHEREAS, the Board of Directors of Harbor Global has duly authorized this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Amendment to Section 3. Section 3 of the Amended and Restated Administration and Liquidation Agreement is hereby amended by replacing the terms “bonus opportunity of up to $250,000” with the terms “bonus opportunity of up to $275,000” so that Section 3 now reads in pertinent part:

“…an amount sufficient to pay Donald H. Hunter an annual base salary of $250,000 plus provide an annual bonus opportunity of up to $275,000, payable by the Company in accordance with Section 6, …”

2.	Miscellaneous.

a.	This Agreement is effective as of December 8, 2004, and except as set forth herein, the Amended and Restated Administration and Liquidation Agreement remains in full force and effect and is otherwise unaltered by this Agreement.

b.	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. A facsimile or photocopy of a counterpart shall be sufficient to bind the party or parties whose signature(s) appear thereon.

c.	This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to its conflicts of laws principles.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CALYPSO MANAGEMENT LLC

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President and Chief Executive Officer

HARBOR GLOBAL COMPANY LTD.

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President and Chief Executive Officer